THOMAS INDUSTRIES ANNOUNCES LIVE WEBCAST
                   OF THEIR PRESENTATION AT BAIRD CONFERENCE

LOUISVILLE, Ky., Nov. 13 /PRNewswire/ -- Thomas Industries Inc. (NYSE: TII - news) today announced that a Webcast of its presentation to analysts at Robert
W. Baird & Co.'s Industrial Technology Conference on Wednesday, November 15, 2000, will be available live to shareholders and other interested parties.

    WHAT: Presentation by Timothy C. Brown, Chairman, President and Chief Executive Officer, and Phillip J. Stuecker, Chief Financial Officer and Vice President of Finance, as part of Robert W. Baird & Co.'s
           30th Annual Industrial Technology Conference.
    WHEN:  Wednesday, November 15, 2000, at 12:55 p.m. CST
    HOW:   Live over the Internet
    WHERE: http://www.streetfusion.com (under "Special Events") OR
           ---------------------------
           http://www.thomasind.com (see the "What's New" box)
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If you are unable to listen during the live Webcast,  the  presentation  will be archived on the above Web sites until January 15, 2001, along with the accompanying slides.

Thomas Industries Inc., headquartered in Louisville, Kentucky, is the recognized leader in the design and manufacture of pumps and compressors for use in global OEM applications as well as pnuematic construction equipment, leakage detection systems and laboratory equipment. The Company also owns a 32 percent interest in Genlyte Thomas Group LLC, the third largest lighting fixture manufacturer in North America. Thomas has operations in the United States, Europe, Asia and Australia.